EXHIBIT 30(d)(xxxv)

o Pruco Life Insurance Company

x Pruco Life Insurance Company of New Jersey

Insured

Rider for Policy No.

John Doe

XX XXX XXX

_______________________________________

____________________________________

This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the date coverage of this Insured began under the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made in the application for reinstatement. The period during which we will have that right will be the period we state under

Incontestability in this contract; it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the date coverage of this Insured began under the earlier contract.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

ON THE CONTRACT DATE

Signed for the Company,

By /s/ [SPECIMEN]

Secretary

PLIY 20--82

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